UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

NOWTRANSIT INC.

(Exact name of the registrant as specified in its charter)

Nevada	333-234487	EIN 98-1498782
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2722 S West Temple

Salt Lake City, UT 84115

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (385) 707-3035

2825 East Cottonwood Parkway

Suite 500 - #5130

Salt Lake City, UT 84121

(801) 382-7806

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 13, 2023, Nowtransit Inc, a Nevada corporation. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Best Labs, Inc., a Nevada corporation (“Best”) and the shareholders of Best signatory thereto who collectively own 9,588,000 shares of Best common stock, or 100% of the outstanding shares of Best common stock. The transaction consummated on March 10, 2023 (the “Closing”).

Upon the Closing, the Company issued the Best shareholders signatory 34,371,100 shares of the Company’s common stock, representing approximately 85.39% of the shares of the Company’s common stock to be outstanding, in exchange for all of the shares of Best common stock held by such Best shareholders (the “Exchange”).

In addition, Best provided the Company with its audited financial statements, unaudited interim financial statements and all footnotes thereto prepared in accordance with generally accepted accounting principles in the United States, auditor’s letters relating to its business, and such other information as may be requested by the Company to prepare and file a Form 10 under the Securities Exchange Act of 1934.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The Exchange was exempt from registration under the Securities Act of 1933 pursuant to Rule 506(b) of Regulation D promulgated thereunder as a transaction not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective at the Closing, the number of directors of the Company was fixed at three, and Darren Lopez and John Chymboryk were appointed to serve on the Board of Directors with Justin Earl. Effective upon the Closing, Justin Earl tendered his resignation as the sole officer of the Company, and Darren López was appointed as the Chief Executive Officer of the Company.

Darren López, MBA (54) has been the Chief Executive Officer of Best since October 20, 2021. Since 2005, Mr. López has been the managing member of Ageless Holdings LLC, a company dedicated to incubate products. Mr. López was not appointed pursuant to any arrangement or understanding with any person, and Mr. López does not have any family relationships with any directors or executive officers of the Company.

John Chymboryk has been the Chief Financial Officer and member of the Board of Directors of Best since October 12, 2021. Since March 2003, Mr. Chymboryk has been the owner, business consultant and Chief Financial Officer of Jec Associates LLC. There is no arrangement or understanding between Mr. Chymboryk and any other persons pursuant to which Mr. Chymboryk was selected as a director. Since the beginning of fiscal 2021 through the date hereof, there have been no transactions with the Company, and there are currently no proposed transactions with the Company in which Mr. Chymboryk had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Simultaneously with the Closing, the Company changed its fiscal year end from August 31 to December 31 as a result of the Exchange to conform its fiscal year end to that of Best.

Item 5.06 Change in Shell Company Status.

As a result of the Closing of the Exchange Agreement, the Company ceased being a shell company, as that term is defined by Rule 12b-2 under the Securities Exchange Act of 1934. The information set forth or referenced in Item 1.01 of the Current Report on Form 8-K filed on February 17, 2023 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOWTRANSIT INC.

March 16, 2023	By:	/s/ Darren López
Darren López, Chief Executive Officer